UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 28, 2010

THE FIRST BANCORP, INC.
(Exact name of Registrant as specified in charter)

MAINE
(State or other jurisdiction of incorporation)

0-26589	01-0404322
(Commission file number)	(IRS employer identification no.)

Main Street, Damariscotta, Maine	04853
(Address of principal executive offices)	(Zip Code)

(207) 563-3195
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is
intended to simultaneously satisfy the filing obligations
of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

TABLE OF CONTENTS

Item 5.07 Submission of Matters to a Vote of Security Holders	Page 1
Signatures	Page 2
Exhibit Index	Page 3

Section 5 – Corporate Governance and Management

Item 5.07  Submission of Matters to a Vote of Security Holders.

The 2010 Annual Meeting of Shareholders of The First Bancorp, Inc., the one-bank holding company of The First, N.A., was held at The Samoset Resort, 220 Warrenton Street, Rockport, Maine 04856, on Wednesday, April 28, 2010, at 11:00 a.m. Eastern Daylight Time, for the following purposes:

1.	To elect to one-year terms as Directors of the Company the nominees listed in the Company’s Proxy Statement dated March 19, 2010.
2.	To approve (on a non-binding basis) the compensation of the Company’s executives.
3.	To approve the 2010 Equity Incentive Plan and the reservation of 400,000 shares of Common Stock for issuance thereunder.
4.	To ratify the Audit Committee’s selection of Berry, Dunn, McNeil & Parker as independent auditors of the Company for 2010.

At the Annual Meeting, there were present in person or by proxy 8,623,983 shares of the Company’s common stock, representing 88.44% of the total outstanding eligible votes. The final voting results for each proposal are as follows:

1. To elect to one-year terms as Directors of the Company the nominees listed in the Company’s Proxy Statement dated March 19, 2010.

	For	Withheld	Broker Non-Vote
Katherine M. Boyd	6,813,638	134,375	1,675,970
Daniel R. Daigneault	6,820,004	128,009	1,675,970
Robert B. Gregory	6,820,209	127,804	1,675,970
Tony C. McKim	6,732,126	215,887	1,675,970
Carl S. Poole	6,819,844	128,169	1,675,970
Mark N. Rosborough	6,817,150	130,863	1,675,970
Stuart G. Smith	6,813,638	134,375	1,675,970
David B. Soule	6,788,052	159,961	1,675,970
Bruce B. Tindal	6,819,718	128,295	1,675,970

2. To approve (on a non-binding basis) the compensation of the Company’s executives.

For	Against	Abstain
8,239,324	251,571	133,088

3.  To approve the 2010 Equity Incentive Plan and the reservation of 400,000 shares of Common Stock for issuance thereunder.

For	Against	Abstain	Broker Non-Vote
6,359,830	469,122	119,060	1,675,970

4.  To ratify the Audit Committee’s selection of Berry, Dunn, McNeil & Parker as independent auditors of the Company for 2010.

For	Against	Abstain
8,573,881	18,876	31,226

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FIRST BANCORP, INC.

By: /s/ F. STEPHEN WARD
F. Stephen Ward
Executive Vice President &
Chief Financial Officer

Dated: April 30, 2010